EXHIBIT 11.0 - COMPUTATION OF EARNINGS PER SHARE

CPI CORP. COMPUTATION OF EARNINGS (LOSS) PER COMMON SHARE - DILUTED (unaudited) Twelve Weeks Ended April 26, 2003 and April 27, 2002

                                            Twelve Weeks Ended
                                        ---------------------------
                                           April 26,    April 27,
                                             2003         2002
                                        ------------- -------------
Diluted:
 Net loss applicable to common shares:
  From continuing operations            $ (2,729,790) $   (658,441)
  From discontinued operations                     -       (54,734)
                                        ------------- -------------
     Net loss                           $ (2,729,790) $   (713,175)
                                        ============= =============
Shares:
 Weighted average number of common
  shares outstanding                      18,339,082    18,271,354
 Shares issuable under employee stock
  plans - weighted average                         -*            -**
 Diluted effect of exercise of certain
  stock options                                    -*            -**
 Less: Treasury stock - weighted average (10,238,303)  (10,238,303)
                                        ------------- -------------
 Weighted average number of common and
  common equivalent shares outstanding     8,100,779     8,033,051
                                        ============= =============
Net loss per common and common
 equivalent shares:
  From continuing operations            $      (0.34) $      (0.08)
  From discontinued operations                     -         (0.01)
                                        ------------- -------------
     Net loss                           $      (0.34) $      (0.09)
                                        ============= =============

* The dilutive effect of stock options in the amount of 236 shares and 18,415 shares issuable under employee stock plans were not considered as the effect is antidilutive.

** The dilutive effect of stock options in the amount of 11,837 shares and 32,379 shares issuable under employee stock plans were not considered as the effect is antidilutive.









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EXHIBIT 11.0 - COMPUTATION OF EARNINGS PER SHARE (continued)

CPI CORP. COMPUTATION OF EARNINGS (LOSS) PER COMMON SHARE - BASIC
(unaudited) Twelve Weeks Ended April 26, 2003 and April 27, 2002

                                            Twelve Weeks Ended
                                        ---------------------------
                                           April 26,    April 27,
                                             2003         2002
                                        ------------- -------------
Basic:
 Net loss applicable to common shares:
  From continuing operations            $ (2,729,790) $   (658,441)
  From discontinued operations                     -       (54,734)
                                        ------------- -------------
     Net loss                           $ (2,729,790) $   (713,175)
                                        ============= =============
Shares:
 Weighted average number of common
  shares outstanding                      18,339,082    18,271,354
Less: Treasury stock - weighted average  (10,238,303)  (10,238,303)
                                        ------------- -------------
Weighted average number of common and
 common equivalent shares outstanding      8,100,779     8,033,051
                                        ============= =============
Net loss per common and common
 equivalent shares:
  From continuing operations            $      (0.34) $      (0.08)
  From discontinued operations                     -         (0.01)
                                        ------------- -------------
     Net loss                           $      (0.34) $      (0.09)
                                        ============= =============





















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